As filed with the Securities and Exchange Commission on April 26, 2019
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 26, 2019
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OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)
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Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02. Results of Operations and Financial Condition.

(a)On April 26, 2019, Oppenheimer Holdings Inc. (the “Company”) issued a press release announcing its first quarter 2019 earnings. A copy of the April 26, 2019 press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information contained in this Item 2.02 and the related exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 2.02 or any exhibit related to this Item 2.02 on this Form 8-K shall not be deemed an admission as to the materiality of any information in the referenced items.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

99.1
Oppenheimer Holdings Inc.'s Press Release dated April 26, 2019

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: April 26, 2019 By: /s/ Jeffrey J. Alfano --------------------------------- Jeffrey J. Alfano Chief Financial Officer (Duly Authorized Officer)

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Oppenheimer Holdings Inc.'s Press Release dated April 26, 2019

4

Exhibit 99.1

Oppenheimer Holdings Inc. Reports First Quarter 2019
Earnings and Announces Quarterly Dividend

New York, April 26, 2019 – Oppenheimer Holdings Inc. (NYSE: OPY) today reported net income of $11.2 million or $0.86 basic net income per share for the first quarter of 2019 compared with net income of $6.7 million or $0.51 basic net income per share for the first quarter of 2018. Income before income taxes was $16.1 million for the first quarter of 2019 compared with income before income taxes of $9.6 million for the first quarter of 2018.

Summary Operating Results (Unaudited)
('000s)
	For the 3-Months Ended
	March 31,
	2019	2018	% Change
Revenue	$251,770	$234,530	7.4
Expenses	235,718	224,909	4.8
Income Before Income Taxes	16,052	9,621	66.8
Income Taxes	4,858	2,916	66.6
Net Income	$11,194	$6,705	67.0

Net Income Per Share
Basic	$0.86	$0.51	68.6
Diluted	$0.81	$0.48	68.8

		As of
	March 31, 2019	December 31, 2018	% Change
Book Value Per Share	$42.58	$41.81	1.8
Tangible Book Value Per Share (1)	$29.52	$28.78	2.6

(1) Represents book value less goodwill and intangible assets divided by number of shares outstanding.

First Quarter 2019 Highlights

•	Quarterly revenues in excess of $250 million

•	Profit margin in Private Client Division of 26.2%

•	Assets under management increase of 4.6% to $29.5 billion, near all-time highs

•	Increase of over 77% in fees earned from M&A activities

•	Relocated our largest branch office in midtown Manhattan which will result in significant annual savings

•	Book value per share of $42.58, a record high

During the first quarter of 2019, the major stock indexes in the U.S. were up 13.1% rebounding from a 14% decline during the fourth quarter of 2018. This was the best first quarter performance in the equities markets in over a decade. The markets benefited from the Federal Reserve's decision to adopt a more dovish stance, indicating that they do not expect to further increase short-term interest rates in the near term. A continued strong economy, record low unemployment, the end of the government shutdown, as well as optimism around trade negotiations between the U.S. and China helped fuel the rally in the equities markets. Consumer spending continues to be driven by strong business and consumer confidence and is providing the impetus for a strong economy. Concerns around an imminent recession impacted long-term interest rates during the quarter. The 10-year Treasury yield began the quarter yielding 2.69% and fell to as low as 2.39% before ending the quarter at 2.41% indicating a flight to safety sentiment by investors.

Albert G. Lowenthal, Chairman and CEO commented, "We are pleased with the performance of the business during the first quarter of 2019. Although our results were aided by a strong equities market, the firm's core businesses performed well and we believe that the strong underlying economic landscape will continue to provide support for the growth objectives of the firm. After the sharp sell-off in the equities markets during the fourth quarter of 2018, our asset management fees for the first quarter, which are based on asset values at December 31, 2018, declined 5.0%. The significant increase in equity asset values in the first quarter of 2019 will favorably impact our asset management fees for the second quarter of 2019. Our investment banking business performed well as a result of increased fees from advisory assignments and despite a significant decline in underwriting income. Our operating results continue to benefit from the present level of short-term interest rates as we continue to realize the effect of interest rate hikes in 2018.

Our institutional equities commission business showed improvement during the first quarter of 2019 as a result of an increase in volatility which drove greater activity by institutional counterparties. However, our retail transaction-based business declined during the period reflecting an ongoing secular reduction in portfolio turnover as our clients continue to move to more passive investment strategies. We continue to be optimistic about our investment banking business for 2019, particularly as we foresee a strong pipeline for initial public offerings as private equity investments enter the public markets. Finally, we are encouraged by the decline in legal and regulatory costs as many of the investments in our compliance efforts are realized."

Business Segment Results (Unaudited)
('000s)
	For the 3-Months Ended
	March 31,
	2019	2018	% Change
Revenue
Private Client	$163,527	$154,094	6.1
Asset Management	16,586	17,644	(6.0)
Capital Markets	70,961	61,529	15.3
Corporate/Other	696	1,263	(44.9)
	251,770	234,530	7.4

Income (Loss) Before Income Taxes
Private Client	42,834	40,162	6.7
Asset Management	2,242	3,718	(39.7)
Capital Markets	(2,647)	(6,057)	56.3
Corporate/Other	(26,377)	(28,202)	6.5
	$16,052	$9,621	66.8

Private Client

Private Client reported revenue of $163.5 million for the first quarter of 2019, 6.1% higher than the first quarter of 2018 due to higher bank deposit sweep income and an increase in the cash surrender value of Company-owned life insurance partially offset by lower retail commissions and asset management fees during the first quarter of 2019. Income before income taxes was $42.8 million for the first quarter of 2019, an increase of 6.7% compared with the first quarter of 2018 due to the aforementioned items partially offset by higher interest costs and communications and technology costs during the first quarter of 2019.

•	Client assets under administration were $87.5 billion at March 31, 2019 compared with $80.1 billion at December 31, 2018, an increase of 9.2%.

•
Financial adviser headcount was 1,062 at the end of the first quarter of 2019, down from 1,082 at the end of the first quarter of 2018. The decline in financial adviser headcount since the first quarter of 2018 has resulted from the Company's emphasis on adviser productivity as well as retirements.

•	Retail commissions were $47.1million for the first quarter of 2019, a decrease of 7.9% from the first quarter of 2018.

•
Advisory fee revenue on traditional and alternative managed products was $57.0 million for the first quarter of 2019, a decrease of 5.1% from the first quarter of 2018 (see Asset Management below for further information). The decrease in advisory fees was due to a decrease in assets under management ("AUM") at December 31, 2018 as a result of the sell-off in the equities markets during the fourth quarter of 2018.

•
Bank deposit sweep income was $34.0 million for the first quarter of 2019, an increase of 34.3% compared with $25.3 million for the first quarter of 2018 due to higher short-term interest rates during the first quarter of 2019.

Asset Management

Asset Management reported revenue of $16.6 million for the first quarter of 2019, 6.0% lower than the first quarter of 2018 due to lower AUM at December 31, 2018, which is the basis for advisory fees earned during the first quarter of 2019, as a result of the sell-off in the equities markets during the fourth quarter of 2018. Income before income taxes was $2.2 million for the first quarter of 2019, a decrease of 39.7% compared with the first quarter of 2018 due to lower AUM at December 31, 2018.

•
Advisory fee revenue on traditional and alternative managed products was $16.6 million for the first quarter of 2019, a decrease of 4.4% from the first quarter of 2018 primarily due to lower AUM at December 31, 2018.

◦
Advisory fees are calculated based on the value of client AUM at the end of the prior quarter which totaled $26.7 billion at December 31, 2018 ($28.3 billion at December 31, 2017) and are allocated between the Private Client and Asset Management business segments.

•
AUM increased 4.6% to $29.5 billion at March 31, 2019, near all-time highs, compared with $28.2 billion at March 31, 2018, which is the basis for advisory fee billings for the second quarter of 2019. The increase in AUM was comprised of asset appreciation of $0.8 billion and a positive net contribution of assets of $0.5 billion.

Capital Markets

Capital Markets reported revenue of $71.0 million for the first quarter of 2019, 15.3% higher than the first quarter of 2018 due to higher investment banking fees and principal transactions revenue. Loss before income taxes was $2.6 million for the first quarter of 2019, a decrease of 56.3% compared with loss before income taxes of $6.1 million for the first quarter of 2018.

•
Institutional equities commissions increased 1.4% to $23.5 million for the first quarter of 2019 compared with the first quarter of 2018 due to higher levels of turnover in client portfolios and improved market penetration by the Company.

•
Advisory fees earned from investment banking activities increased 77.7% to $16.7 million for the first quarter of 2019 compared with $9.4 million for the first quarter of 2018 due to an increase in mergers and acquisitions activity during the first quarter of 2019.

•
Equities underwriting fees decreased 45.2% to $7.5 million for the first quarter of 2019 compared with the first quarter of 2018 due primarily to the U.S. government shutdown which limited access to the equities markets during the first quarter of 2019.

•
Revenue from taxable fixed income increased to $16.5 million during the first quarter of 2019 from $12.1 million during the first quarter of 2018 due to higher trading income in taxable fixed income products as a result of institutional investors reacting to greater volatility in the fixed income markets as a result of sharply declining interest rates.

•
Revenue from public finance and municipal trading increased to $5.2 million during the first quarter of 2019 from $2.4 million during the first quarter of 2018 due to higher fixed income advisory fees as well as higher municipal trading income during the first quarter of 2019.

Compensation and Related Expenses

Compensation and related expenses totaled $160.4 million during the first quarter of 2019, an increase of 4.7% compared with the first quarter of 2018. The increase was due to higher salaries, share-based, and deferred compensation expenses partially offset by lower production-related compensation costs during the first quarter of 2019. Compensation and related expenses as a percentage of revenue was 63.7% during the first quarter of 2019 compared with 65.3% during the first quarter of 2018.

Non-Compensation Expenses

Non-compensation expenses were $75.4 million during the first quarter of 2019, an increase of 5.0% compared with $71.8 million during the first quarter of 2018 due primarily to higher interest costs and communication and technology costs partially offset by lower legal and regulatory costs during the first quarter of 2019.

Provision for Income Taxes

The effective income tax rate from continuing operations for the first quarter of 2019 was 30.3% unchanged compared with 30.3% for the first quarter of 2018. The effective rate reflects the Company's estimate of the annual effective tax rate adjusted for certain discrete items.

Balance Sheet and Liquidity

•	At March 31, 2019, total equity was $554.5 million compared with $545.3 million at December 31, 2018.

•	At March 31, 2019, book value per share was $42.58 (compared with $41.81 at December 31, 2018) and tangible book value per share was $29.52 (compared with $28.78 at December 31, 2018).

•	The Company's level 3 assets, primarily auction rate securities, were $21.8 million at March 31, 2019 (unchanged compared with $21.8 million at December 31, 2018).

Dividend Announcement

The Company today announced a quarterly dividend in the amount of $0.11 per share payable on May 24, 2019 to holders of Class A non-voting and Class B voting common stock of record on May 10, 2019.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, and investment management. With roots tracing back to 1881, the firm is headquartered in New York and has 94 retail branch offices in the United States and has institutional businesses located in London, Tel Aviv, and Hong Kong.

Forward-Looking Statements

This press release includes certain "forward-looking statements" relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting "Forward-Looking Statements" and Part 1A – Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

Oppenheimer Holdings Inc.
Consolidated Income Statement (Unaudited)
('000s, except number of shares and per share amounts)
	For the 3-Months Ended
	March 31,
	2019	2018	% Change
REVENUE
Commissions	$79,409	$83,407	(4.8)
Advisory fees	73,647	77,548	(5.0)
Investment banking	28,043	28,210	(0.6)
Bank deposit sweep income	33,968	25,297	34.3
Interest	12,727	12,227	4.1
Principal transactions, net	11,438	2,726	319.6
Other	12,538	5,115	145.1
Total revenue	251,770	234,530	7.4
EXPENSES
Compensation and related expenses	160,355	153,104	4.7
Communications and technology	20,086	18,688	7.5
Occupancy and equipment costs	15,273	15,428	(1.0)
Clearing and exchange fees	5,332	6,096	(12.5)
Interest	12,986	8,963	44.9
Other	21,686	22,630	(4.2)
Total expenses	235,718	224,909	4.8
Income before income taxes	16,052	9,621	66.8
Income taxes	4,858	2,916	66.6
Net income	$11,194	$6,705	67.0

Net income per share
Basic	$0.86	$0.51	68.6
Diluted	$0.81	$0.48	68.8

Weighted average number of common shares outstanding
Basic	13,020,344	13,239,628	(1.7)
Diluted	13,851,321	13,977,492	(0.9)